Exhibit 10.1

                            NON-COMPETITION AGREEMENT


           This Non-Competition Agreement (this "Agreement") is entered into as of August 31, 1999 by and among Big Entertainment, Inc., a Florida corporation (the "Company") and Baseline II, Inc. ("Baseline"), Paul Kagan Associates, Inc. ("PKA") and Mr. Paul Kagan (Baseline, PKA and Paul Kagan are collectively referred to herein as the "Sellers").

                                    RECITALS

           WHEREAS, the Company and the Sellers are parties to that certain Asset Purchase Agreement, dated as of August 30, 1999 (the "Purchase Agreement"), providing for the purchase by the Company of substantially all of the assets of Baseline and Cinema Enterprises Group LLC ("CEG") and certain assets of PKA;

           WHEREAS, Paul Kagan is the Chief Executive Officer and principal shareholder of PKA;

           WHEREAS, the Company and the Sellers wish to provide for and acknowledge certain arrangements and understandings following the closing of the transactions contemplated by the Purchase Agreement; and

           WHEREAS, the closing of the transactions contemplated by the Purchase Agreement is conditioned upon the execution and delivery of this Agreement.

           NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

           1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

           "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

           "Company" means Big Entertainment, Inc. and its subsidiaries and affiliates.

           "Competing Business" means any of EOnline.com, IMdB.com, Mr. Showbiz.com, Reel.com, Film.com or any other online web site or service whose primary focus is movies or the motion picture industry.

           "Person" means any individual, business, trust, unincorporated association, corporation, partnership, joint venture, limited liability company or other entity of any kind.

           "Proprietary Information" means all intellectual property rights, trade secrets and other proprietary or confidential information related to the business and operations of Baseline or CEG, but excluding any intellectual property rights, trade secrets or other proprietary or confidential information developed independently by Sellers outside of the scope of the business of Baseline or CEG. The term "Proprietary Information" includes, by way of example, matters of a technical nature, "know-how," computer programs (including documentation of such programs), research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public, and such materials constituting plans for future development.

           2. Non-Solicitation and Non-Interference. For a period of five (5) years after the date of this Agreement, none of the Sellers shall (a) induce or attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere adversely with the relationship between any such employee and the Company, (b) induce or attempt to induce any employee of the Company to work for, render services or provide advice to or supply Proprietary Information to any Person or (c) induce or attempt to induce any customer, supplier, licensee, licensor, consultant or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, consultant or other business relation and the Company.

           3. Indirect Solicitation. For a period of five (5) years after the date of this Agreement, none of the Sellers shall, directly or indirectly, induce, assist or encourage any Person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of Section 2 if such activity were carried out by any of the Sellers, either directly or indirectly; and, by way of example but not limitation, none of the Sellers shall, directly or indirectly, induce, assist or encourage any employee of the Company to carry out, directly or indirectly, any such activity.

           4. Covenant Not to Compete. For a period of five (5) years after the date of this Agreement, except on behalf of the Company, none of the Sellers shall, directly or indirectly, manage, operate or control any business engaged in, or otherwise engage in (through databases, publications, online services, seminars or otherwise), the compilation, reproduction or distribution of movie data, news or other information, including, without limitation, movie reviews, film and television credits, information on movies in production, film and video releases, movie revenue and cost estimates, box office data or biographies of movie industry personnel. For a period of five (5) years after the date of this Agreement, none of the Sellers shall, directly or indirectly, have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than five percent (5%) of the issued and outstanding stock of a company whose stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market), joint venturer, officer, director, partner, employee or consultant, or otherwise engage, be interested in, or invest or participate in any Competing Business. Notwithstanding the foregoing, Sellers shall be permitted to provide consulting and valuation services related to the motion picture industry so long as any such consulting services are not provided to any Competing Business.


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
           5. Proprietary Information. From and after the date of this Agreement, none of the Sellers shall (for the benefit of any of the Sellers or for the benefit of any other Person) use or disclose any Proprietary Information known to, or in the possession of, any of them.

           6. Specific Enforcement. The parties hereto acknowledge and agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages. Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this agreement and to enforce specifically the term and provisions hereof, and the parties expressly waive (a) the defense that a remedy in damages will be adequate and
(b) any requirement, in an action for specific performance, for the posting of a bond.

           7. Governing Law. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York. The Company and each of the Sellers each hereby consents to personal jurisdiction in any action brought with respect to this Agreement and the transactions contemplated hereby in the United States District Court for the Southern District of New York or, if subject matter jurisdiction is unable to be obtained in such court, in any state court in the City of New York in the State of New York. The Company and each of the Sellers each also agrees that service of process may be accomplished pursuant to the provisions of Section 10 hereof.

           8. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

           9. Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner with respect to such subjects by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

           10. Notices, etc. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telex or telecopier (with receipt confirmed), or one Business Day following deposit with overnight courier or three Business Days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):


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
           If to the Company:

                     Big Entertainment, Inc.
                     2255 Glades Road, Suite 237W
                     Boca Raton, Florida  33431-7383
                     Attention:           Chief Executive Officer
                     Telecopier:          (561) 998-2974

           with a copy to:

                     Big Entertainment, Inc.
                     2255 Glades Road, Suite 237W
                     Boca Raton, Florida  33431-7383
                     Attention:           General Counsel
                     Telecopier:          (561) 998-2974

           If to the Sellers:

                     Paul Kagan Associates, Inc.
                     126 Clock Tower Place
                     Carmel, CA  93923
                     Attention:           Mr. Paul Kagan
                     Telecopier:          (831) 624-6647

           with a copy to:

                     Peter S. Cane, Esq.
                     230 Park Avenue
                     New York, NY  10169
                     Telecopier:          (212) 922-9822

           Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. It is the desire and intent of the parties hereto that the restrictions set forth in Sections 2 through 5 of this Agreement shall be enforced and adhered to in every particular, and in the event that any provision, clause or phrase shall be declared by a court of competent jurisdiction to be judicially unenforceable either in whole or in part - whether the fault be in duration, geographic coverage or scope of activities precluded - the parties agree that they will mutually petition the court to sever or limit the unenforceable provision so as to retain and effectuate to the greatest extent legally permissible the intent of the parties as expressed in Sections 2 through 5 of this Agreement.

           11. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


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
           12. Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

           13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

           The foregoing agreement is hereby executed as of the date first above written.


                                BIG ENTERTAINMENT, INC.

                                By /s/ Mitchell Rubenstein
                                   --------------------------------------------
                                   Name: Mitchell Rubenstein
                                   Title: Chairman of the Board and Chief
                                          Executive Officer



                                BASELINE II, INC.

                                By /s/ Lee Royle
                                   --------------------------------------------
                                   Name: Lee Royle
                                   Title:



                                PAUL KAGAN ASSOCIATES, INC.

                                By /s/ Paul Kagan
                                   --------------------------------------------
                                   Name: Paul Kagan
                                   Title:



                                By /s/ Paul Kagan
                                   --------------------------------------------
                                   Paul Kagan



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